MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
________________________________
      PCAOB REGISTERED

August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   1st Home Buy and Sell Ltd.

Dear Sirs:

We were previously the principal auditors for 1st Home Buy and Sell Ltd. (the “Company”) and we reported on the financial statements of the Company for the periods from March 31, 2007 through March 31, 2009.  We have read the Company’s statements under Item 4 of its Form 8-K, dated August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between the Company and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Mike Moore
_____________________________
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501